Exhibit 10.7

July 7, 2023

Jami Rubin

Re: Employment Offer Letter

Dear Jami:

Boundless Bio, Inc. (the “Company”) is pleased to offer you employment with the Company on the terms set forth in this letter (this “Agreement”).

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DUTIES. You shall have the title of Chief Financial Officer and in such role, perform such duties as are customarily associated with the position of Chief Financial Officer. You shall report directly to the Chief Executive Officer (“CEO”). Your position shall be entirely remote provided that you may also, from time to time, and as is mutually agreeable to you and the CEO, perform your duties at the Company’s headquarters. This is an exempt position, meaning that you are not eligible for overtime compensation.

•	START DATE. Your start date will be on or around July 31, 2023. This offer, if not accepted, will expire at the close of business on July 7, 2023.

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EXCLUSIVE SERVICES. Initially, you shall devote a minimum of 70% of your working time and attention to the business affairs of the Company and its affiliates and may devote the remainder of your time to another employer or employers, which employer(s) shall be subject to the prior approval of the CEO, such approval not to be unreasonably withheld; however, at such time as the Company initiates an initial public offering process (as defined for this purpose by the holding of an “organizational meeting” with the investment banking syndicate), you shall then devote your full working time and attention to the business affairs of the Company and its affiliates and, upon no less than fourteen days notice of same, shall cease engagement with any other employer. Subject to the terms of the Company’s Proprietary Information and Inventions Agreement, and as described below, this shall not preclude you from (a) devoting time to personal and family investments, (b) participating in industry associations, (c) your role as a venture partner to ARCH or (d) serving on the board of directors of Relay Therapeutics, noting that any other potential positions on the board of directors of any other company shall be subject to the prior approval of the CEO or the Board of Directors (the “Board”), provided such activities do not interfere with your duties to the Company, as determined in good faith by the CEO or the Board. To avoid conflicts of interest, it is understood and agreed that while employed by the Company, other than your current engagement as approved by the CEO and your position on the board of directors of Relay Therapeutics, you will not engage in any other employment, consulting, board, advisory or other business activity, unless you first obtain the approval of the CEO.

•	COMPENSATION. Subject to approval by the Board, which shall be immediately sought and notified to you upon approval, your initial compensation will be as follows:

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BASE SALARY. You will receive an annual base salary of $425,000 for all hours worked, subject to periodic review and adjustment at the discretion of the Board or the Compensation Committee of the Board, to be paid in accordance with the Company’s customary payroll practices.

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STOCK OPTIONS. Subject to approval of the Board, which shall be immediately sought and notified to you upon approval, you will be granted stock options to purchase 3,835,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value per share of the Company’s common stock on the date of grant (the “Stock Options”). The Stock Options will be granted pursuant to the Company’s 2018 equity incentive plan (the “Plan”). The Stock Options will be subject to the terms and conditions of the Plan and your stock option agreement. The Stock Options will vest over a four year period, with 25% of the Stock Options vesting on the first anniversary of your start date and the remaining Stock Options vesting in 36 equal monthly installments thereafter, subject to your continued employment or service to the Company on each such vesting date. The vesting of a portion of your Stock Options will be eligible for acceleration as provided in your stock option agreement in the event the Company completes an underwritten initial public offering resulting in gross proceeds to the Company of at least $100,000,000 (a “Qualifying IPO”) within the first two years of your employment. If the Qualifying IPO occurs in the first year of your employment, that portion of your Stock Options equal to 25% of the original grant amount will accelerate and become vested on the date of such Qualifying IPO. If the Qualifying IPO occurs in the second year of your employment, such portion of your Stock Options will accelerate and become vested as of the date of the Qualifying IPO so that you are vested in 50% of the original grant amount as of such date. In each instance, your Stock Options will resume vesting in equal monthly amounts on the next anniversary of your start date after the Qualifying IPO until completion of the four year vesting period. For clarity, your Stock Option vesting will not accelerate if a Qualifying IPO does not occur during the first two years of your employment; provided however, a portion of your Stock Options equal to 25% of the original grant amount will be eligible for acceleration as provided in your stock option agreement in the event that your employment is ended by a Qualifying Termination (as defined below) in the first year of your employment.

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ANNUAL BONUS. You will be eligible to earn a target annual bonus of up to 35% of your base salary in effect at the end of the applicable year. The target annual bonus is based on achievement of corporate performance objectives as determined and approved by the Board or the Compensation Committee of the Board. The target annual bonus is also subject to the terms and conditions of the Company’s current corporate bonus plan. In order to be eligible to earn a target annual bonus in your first year of employment, your start date must be prior to October 1, in which case your annual target bonus will also be prorated for the amount of time worked during your first year of employment. If your employment with the Company starts on or after October 1, you will not be eligible to earn a target annual bonus that year. The annual bonus is not guaranteed and, in addition to the other terms and conditions for earning such compensation, you must remain an employee in good standing of the Company on the scheduled bonus payment date.

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BENEFITS. You shall be eligible to participate in the employee benefit plans and other programs the Company generally makes available to similarly situated employees, pursuant to the terms and conditions of such plans and programs. The Company reserves the right to change its employee benefit plans and other programs provided to its employees from time to time in its discretion. Details of such benefit plans and programs, including employee contributions, if any, and waiting periods, if applicable, will be made available to you.

•	DEDUCTIONS; WITHHOLDING. All amounts payable to you will be subject to appropriate payroll deductions and withholdings.

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EXPENSES. You will be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by you in furtherance of the Company’s business, including all travel to and from the Company’s headquarters, with appropriate documentation and in accordance with the Company’s standard policies.

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AT-WILL EMPLOYMENT. Your employment with the Company will be “at will” at all times, as applicable, meaning that your employment with the Company is for no specific period of time, and either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause or advance notice. Any contrary representations, understandings, or agreements that may have been made to you, whether oral, written, or implied, are superseded and replaced by this offer. This Agreement in no way represents a fixed-term employment contract. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Chief Executive Officer.

•	SEVERANCE.

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ACCRUED OBLIGATIONS. If your employment terminates for any reason, you are entitled to your fully earned but unpaid base salary, through the date such termination is effective at the rate then in effect, and all other amounts or benefits to which you are entitled under any compensation, retirement or benefit plan of the Company at the time of your termination of employment in accordance with the terms of such plans, including, without limitation, any continuation of benefits required by applicable law, and the reimbursement of any unpaid expenses (the “Accrued Obligations”).

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NON-CHANGE IN CONTROL SEVERANCE BENEFITS. In addition to your Accrued Obligations, subject to your continued compliance with the Proprietary Information and Inventions Agreement, as described below, and the effectiveness of your Release (as defined below), if your employment is involuntarily terminated by the Company without Cause (as defined below) (and other than by reason of your death or disability) or you resign for Good Reason (as defined below) (either such termination, a “Qualifying Termination”), and such Qualifying Termination does not occur during the Change in Control Period (as defined below), you shall be entitled to receive, as the sole severance benefits to which you are entitled, the benefits provided below (the “Non-CIC Severance Benefits”):

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An amount equal to your base salary for the Non-CIC Severance Period (as defined below) (at the rate in effect immediately prior to the date of your termination of employment), payable either, at the Company’s option, in a lump sum on the first regularly-scheduled payroll date following the date your Release becomes effective (but in no event more than 75 days following your termination date), or twice monthly over the Non-CIC Severance Period, following the date your Release becomes effective. For purposes of this Agreement, “Non-CIC Severance Period” means, provided your Qualifying Termination does not occur during the Change in Control Period: (a) 2 months, if your Qualifying Termination occurs prior to the first anniversary of your hire date; (b) 4 months, if your Qualifying Termination occurs on or after the first anniversary of your hire date but prior to the second anniversary of your hire date; or (c) 6 months, if your Qualifying Termination occurs on or after the second anniversary of your hire date.

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For the Non-CIC Severance Period (or, if earlier, the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) expires) (the “COBRA Coverage Period”), if you and/or your eligible dependents who were covered under the Company’s health insurance plans as of the date of your termination of employment elect to have COBRA coverage and are eligible for such coverage, the Company shall pay for or reimburse you on a monthly basis for an amount equal to (a) the monthly premium you and/or your covered dependents, as applicable, are required to pay for continuation coverage pursuant to COBRA for you and/or your eligible dependents, as applicable, who were covered under the Company’s health plans as of the date of your termination of employment (calculated by reference to the premium as of the date of your termination of employment) less (b) the amount you would have had to pay to receive group health coverage for you and/or your covered dependents, as applicable, based on the cost sharing levels in effect on the date of your termination of employment. If any of the Company’s health benefits are self- funded as of the date of your termination of employment, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to you the foregoing monthly amount as a taxable monthly payment for the COBRA

Coverage Period (or any remaining portion thereof). You shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. You shall notify the Company immediately if you become eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment.

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CIC SEVERANCE BENEFITS. In addition to your Accrued Obligations, subject to your continued compliance with the Proprietary Information and Inventions Agreement, as described below, and the effectiveness of your Release, if your Qualifying Termination occurs during the Change in Control Period, you shall be entitled to receive, as the sole severance benefits to which you are entitled and in lieu of any Non-CIC Severance Benefits, the benefits provided below (the “CIC Severance Benefits”) (and for the avoidance of doubt, in no event will you be entitled to both the Non-CIC Severance Benefits and the CIC Severance Benefits): For clarity, no such amount payable is subject to reduction or mitigation on account of future employment.

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An amount equal to your base salary for the CIC Severance Period (as defined below) (at the rate in effect immediately prior to the date of your termination of employment), payable in a lump sum on the first regularly-scheduled payroll date following the date your Release becomes effective (but in no event more than 75 days following your termination date). For purposes of this Agreement, “CIC Severance Period” means: (a) 3 months, if your Qualifying Termination occurs during the Change in Control Period and prior to the first anniversary of your hire date; (b) 6 months, if your Qualifying Termination occurs during the Change in Control Period and on or after the first anniversary of your hire date but prior to the second anniversary of your hire date; or (c) 9 months if your Qualifying Termination occurs during the Change in Control Period and on or after the second anniversary of your hire date.

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An amount equal to (a) (i) your target annual bonus for the year in which your date of termination occurs, divided by (ii) 12, multiplied by (b) the number of months in the CIC Severance Period, payable in a lump sum on the first regularly-scheduled payroll date following the date your Release becomes effective (but in no event more than 75 days following your termination date).

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For the CIC Severance Period (or, if earlier, the date on which the applicable continuation period under COBRA expires) (the “CIC COBRA Coverage Period”), if you and/or your eligible dependents who were covered under the Company’s health insurance plans as of the date of your termination of employment elect to have COBRA coverage and are eligible for such coverage, the Company shall pay for or reimburse you on a monthly basis for an amount equal to (a) the monthly premium you and/or your covered dependents, as applicable, are required to pay for continuation coverage pursuant to COBRA for you and/or your eligible dependents, as applicable, who were covered under the Company’s health plans as of the date of your termination of employment (calculated by reference to the premium as of the date of your termination of employment) less (b) the amount you would have had to pay to receive group health coverage for you and/or your covered dependents, as applicable, based on the cost sharing levels in effect on the date of your termination of employment. If any of the Company’s health benefits are self- funded as of the date of your termination of employment, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A of the Code, or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), instead of providing the payments or reimbursements as set forth above, the Company shall instead pay to you the foregoing monthly amount as a taxable monthly payment for the CIC COBRA Coverage Period (or any remaining portion thereof). You shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. You shall notify the Company immediately if you become eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment.

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Notwithstanding anything else set forth herein, in the Plan or in any award agreement, any unvested Stock Awards (as defined below) then held by you (including the Stock Options) will vest on the effective date of your Release. The foregoing provisions are hereby deemed to be a part of each Stock Award and to supersede any less favorable provision in any agreement or plan regarding such Stock Award.

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As a condition to your receipt of any post-termination payments and benefits pursuant to the preceding paragraphs, you shall execute and not revoke a general release of all claims in favor of the Company (the “Release”) in a form reasonably acceptable to the Company but which does not release any right to indemnification nor impose any post-employment restrictions other than those to which you are already subject. In the event the Release does not become effective within the 60-day period following the date of your termination of employment, you will not be entitled to the aforesaid payments and benefits.

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For purposes of this Agreement, “Cause” means any of the following: (a) your commission of an act of fraud, embezzlement or dishonesty, or the commission of some other illegal act by you, that has a demonstrable adverse impact on the Company or any successor or affiliate thereof; (b) your conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (c) any intentional, unauthorized use or disclosure by you of confidential information or trade secrets of the Company or any successor or affiliate thereof; (d) your gross negligence, insubordination or material violation of any duty of loyalty to the Company or any successor or affiliate thereof, or any other demonstrable and willful material misconduct on your part; (e) your ongoing and repeated refusal to perform or gross neglect of your duties as required by this Agreement or your ongoing and repeated failure or refusal to comply with the instructions given to you by the Chief Executive Officer of the Company or the Board, which failure, refusal or neglect continues for 15 days following your receipt of written notice from the Chief Executive Officer of the Company or the Board stating with specificity the nature of such failure, refusal or neglect; or (f) your willful, material breach of any Company policy or any material provision of this Agreement or the Proprietary Information and Inventions Agreement. Prior to the determination that “Cause” under clauses (d), (e) or (f) has occurred, the Company shall (i) provide to you in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, (ii) other than with respect to clause (e) above which specifies the applicable period of time for you to remedy your breach, afford you a reasonable opportunity to remedy any such breach, (iii) provide you an opportunity to be heard prior to the final decision to terminate your employment hereunder for such “Cause” and (iv) make any decision that such “Cause” exists in good faith. The foregoing definition shall not in any way preclude or restrict the right of the Company or any successor or affiliate thereof to discharge or dismiss you for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause.

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For purposes of this Agreement, “Change in Control” means (a) a merger or consolidation of the Company with or into any other corporation or other entity or person, (b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, or (c) any other transaction, including the sale by the Company of new shares of its capital stock or a transfer of existing shares of capital stock of the Company, the result of which is that a third party that is not an affiliate of the Company or its stockholders (or a group of third parties not affiliated with the Company or its stockholders) immediately prior to such transaction acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change in Control”: (i) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the

Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (ii) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an affiliate of the Company; (iii) an initial public offering of any of the Company’s securities; (iv) a reincorporation of the Company solely to change its jurisdiction; or (v) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

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For purposes of this Agreement, “Change in Control Period” means the period commencing on the date of a Change in Control (or, if earlier, the date an agreement is signed, the consummation of which will result in a Change in Control) and ending 12 months following such Change in Control.

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For purposes of this Agreement, “Good Reason” means any of the following without your written consent: (a) a material diminution in your title, reporting line, authority, duties or responsibilities; (b) a material diminution in your base compensation, unless such a reduction is imposed across-the-board to senior management of the Company; (c) a material change in the geographic location at which you must perform your duties; or (d) any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of its obligations to you under this Agreement. You must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without your written consent within 60 days of the occurrence of such event. The Company or any successor or affiliate shall have a period of 30 days to cure such event or condition after receipt of written notice of such event from you. Your termination of employment by reason of resignation from employment with the Company for Good Reason must occur within 30 days following the expiration of the foregoing 30-day cure period.

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For purposes of this Agreement, “Stock Awards” means all stock options, restricted stock and such other awards granted pursuant to the Plan or the Company’s other stock option and equity incentive award plans or agreements, as in effect from time to time, and any shares of stock issued upon exercise or settlement thereof, including the Stock Options.

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To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with such intention. To the extent that any provision in this Agreement is ambiguous as to its compliance with or exemption from Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. For purposes of Section 409A of the Code, any right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. For purposes of this Agreement, to the extent that the payments or benefits under this Agreement are “non-qualified deferred compensation” subject to Section 409A of the Code or as otherwise required to ensure such payments or benefits are exempt from or comply with Section 409A of the Code, all references to your “termination of employment” shall mean your “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”). If you are a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the date of your Separation from Service, to the extent that the payments or benefits under this Agreement are “non-qualified deferred compensation” subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which you are entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this paragraph shall be paid or distributed to you in a lump sum on the earlier of (a) the date that is 6 months and one day following your Separation from Service, (b) the date of your death or (c) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under this Agreement shall be paid as otherwise provided herein.

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To the extent that the payments or benefits under this Agreement are “non-qualified deferred compensation” subject to Section 409A of the Code, if the period during which you may deliver the Release required hereunder spans two calendar years, the payment of your post-termination benefits shall occur on the later of (a) January 1 of the second calendar year, or (b) the first regularly-scheduled payroll date following the date your Release becomes effective.

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Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of your taxable year following the taxable year in which you incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable in one year shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of yours, and your right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.

•	SECTION 280G TREATMENT.

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In the event that any payment or benefit received or to be received by you pursuant to the terms of any plan, arrangement or agreement (including any payment or benefit received in connection with a change of control or the termination of your employment) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject (in whole or part) to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, then the Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (a) the net amount of such Total Payments, as so reduced (after subtracting the amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (b) the net amount of such Total Payments without such reduction (after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which you would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments); provided, however, that this sentence shall not apply if, immediately before the change in ownership or control on which such Total Payments are contingent or otherwise relate, no stock in the Company is readily tradeable on an established securities market or otherwise (as determined in accordance with Treasury Reg. Section 1.280G-1 Q&A 6). The Total Payments shall be reduced in the following order: (i) reduction of any cash severance payments otherwise payable to you that are exempt from Section 409A of the Code, (ii) reduction of any other cash payments or benefits otherwise payable to you that are exempt from Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting or payment with respect to any equity award with respect to the Company’s common stock that is exempt from Section 409A of the Code, (iii) reduction of any other payments or benefits otherwise payable to you on a pro- rata basis or such other manner that complies with Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting and payment with respect to any equity award with respect to the Company’s common stock that is exempt from Section 409A of the Code, and (iv) reduction of any payments attributable to the acceleration of vesting or payment with respect to any equity award with respect to the Company’s common stock that is exempt from Section 409A of the Code; provided, in case of clauses (ii), (iii) and (iv), that reduction of any payments or benefits attributable to the acceleration of vesting of Company equity awards shall be first applied to Company equity awards that would otherwise vest last in time. The foregoing reductions shall be made in a manner that results in the maximum economic benefit to you on an after-tax basis and, to the extent economically equivalent payments or benefits are subject to reduction, in a pro rata manner.

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All determinations regarding the application of this “Section 280G Treatment” section shall be made by an accounting firm or consulting group with nationally recognized standing and substantial expertise and experience in performing calculations regarding the applicability of Section 280G of the Code and the Excise Tax retained by the Company prior to the date of the applicable change in control (the “280G Firm”). For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (a) no portion of the Total Payments shall be taken into account which, in the written opinion of the 280G Firm, (i) does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, or (ii) constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, (b) no portion of the Total Payments the receipt or enjoyment of which you shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, and (c) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the 280G Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. All determinations related to the calculations to be performed pursuant to this this “Section 280G Treatment” section shall be done by the 280G Firm.

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The 280G Firm will be directed to submit its determination and detailed supporting calculations to both you and the Company within 15 days after notification from either the Company or you that you may receive payments which may be “parachute payments.” You and the Company will each provide the 280G Firm access to and copies of any books, records, and documents in their possession as may be reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Agreement. The fees and expenses of the 280G Firm for its services in connection with the determinations and calculations contemplated by this Agreement will be borne by the Company.

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Notwithstanding the foregoing, if any portion of the Total Payments would not be subject to the Excise Tax if the stockholder approval requirements of Section 280G(b)(5) of the Code are satisfied, subject to your waiver of the rights to such portion of the Total Payments in accordance with and to the extent required by Section 280G of the Code with respect to any portion of the Total Payments that would otherwise be subject to excise tax imposed by Section 4999 of the Code (before giving effect to any reduction in the Total Payments contemplated above), the Company shall use its reasonable best efforts to cause such payments to be submitted for such approval prior to the event giving rise to such payments. To the extent the Company submits any payment or benefit payable to you under this Agreement or otherwise to the Company’s stockholders for approval in accordance with Treasury Reg. Section 1.280G-1 Q&A 7, the foregoing provisions under this “Section 280G Treatment” section shall not apply following such submission and such payments and benefits will be treated in accordance with the results of such vote, except that any reduction in, or waiver of, such payments or benefits required by such vote will be applied without any application of discretion by you and in the order prescribed in the preceding paragraph.

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COMPANY POLICIES. As an employee of the Company, you shall be expected to abide by all of the Company’s policies and procedures and the Company’s employee handbook. With the exception of its at-will employment policy, which can be changed only in a written agreement signed by the CEO, the Company may modify, revoke, suspend, or terminate any of its policies, procedures, or any terms described in the employee handbook, in whole or part, at any time, with or without notice.

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PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. As a condition of your employment with the Company, you agree to execute and abide by the terms of the Company’s form of Proprietary Information and Inventions Agreement, which must be returned signed and returned to the Company prior to your start date.

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EMPLOYMENT ELIGIBILITY. As a condition to your employment with the Company, you are required to (a) sign and return a Form I-9 providing sufficient documentation establishing your employment eligibility in the United States, and (b) provide satisfactory proof of your identity as required by United States law. This offer is also contingent upon successful completion of a background check and positive references.

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THIRD-PARTY AGREEMENTS. You represent and agree that your performance of your duties for the Company shall not violate any agreements, obligations or understandings that you may have with any third party or prior employer. You agree not to make any unauthorized disclosure of, or use, on behalf of the Company, any confidential information belonging to any of your former employers or any other third party. You also represent that you are not in unauthorized possession of any materials containing a third party’s confidential and proprietary information.

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SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

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SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and their respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties hereunder and you may not assign any of your rights hereunder, without the written consent of the Company, which shall not be withheld unreasonably.

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ENTIRE AGREEMENT. This Agreement and the Proprietary Information and Inventions Agreement constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment specified herein and therein. This Agreement and the Proprietary Information and Inventions Agreement supersede any other such promises, warranties, representations or agreements between you and the Company. This Agreement may not be amended or modified except by a written instrument signed by you and a duly authorized officer of the Company.

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Indemnification. You shall be entitled to indemnification in accordance with the Company’s bylaws, charter, other organizational documents and applicable law. You will be covered as an insured under any contract of directors and officers liability insurance. This paragraph shall survive any termination of your employment or of this letter agreement with respect to all of your acts and omissions to act occurring during your employment.

•	GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.

If you choose to accept this Agreement under the terms described above, please acknowledge your acceptance of our offer by returning a signed copy of this letter and the Proprietary Information and Inventions Agreement to our attention.

Sincerely,

Boundless Bio, Inc.

/s/ Zachary D. Hornby
Name: Zachary D. Hornby Title: Chief Executive Officer

Agreed and Accepted:

I have read and understood this Agreement and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge and agree that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Jami Rubin	Date: July 7, 2023
Jami Rubin

Attachment:	Proprietary Information and Inventions Agreement